                                                          Exhibit 10(n)
                                       FORM OF
                                   PROMISSORY NOTE

$1,000,000                                                Dated: _________, 1996


    FOR VALUE RECEIVED, the undersigned, First Coastal Corporation, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to ________________ ("Lender"), subject to the terms and conditions of the Loan Agreement, of even date herewith, among the Borrower, Machias Savings Bank, as Agent (the "Agent"), and the Lender and the other savings banks named therein (the "Loan Agreement"), the principal amount of ONE MILLION DOLLARS AND NO CENTS ($1,000,000.00), payable on or before the Maturity Date (as defined below), together with interest on the unpaid principal amount of this Note from the date hereof, at a rate per annum equal to 10.85% (computed on the basis of a 365-day year), to and including the Maturity Date. Interest shall be payable quarterly, in arrears, on the last day of each calendar quarter commencing on September 30, 1996 and continuing on each December 31, March 31, June 30 and September 30 thereafter and on the Maturity Date.

    Commencing on June 30, 1998, and continuing semi-annually on each December 31 and June 30 thereafter until the Maturity Date (as defined below), Borrower shall pay to Lender a principal payment of $50,000; the entire remaining principal balance of this Note shall be paid on December 31, 2001 (the "Maturity Date"). The final payment of the remaining principal balance of this Note shall be accompanied by the payment of all accrued but unpaid interest with respect to the principal balance outstanding prior thereto.

    Borrower may prepay this Note in whole or in part at any time at its option upon not less than three Business Days prior written notice, specifying the date and the amount of prepayment, and upon the payment of all accrued but unpaid interest on the amount prepaid to the date of such prepayment, provided that each such optional principal prepayment shall be in a minimum amount of $25,000, and provided further, that any optional prepayment during the first three years following the Closing Date shall be accompanied by a prepayment premium as set forth in Section 1.4 of the Loan Agreement.

    The obligation of the Borrower to the Lender hereunder is secured pursuant to the terms of a Stock Pledge Agreement, dated as of the date hereof, made by the Borrower in favor of the Agent (the "Stock Pledge Agreement"). Upon the occurrence of an Event of Default (as defined in the Loan Agreement), the Lender shall have all of the rights set forth in the Loan Agreement and the Stock Pledge Agreement.

    Whenever any payment of principal, interest or fees to be made hereunder becomes due on a day other than a Business Day (as defined in the Loan Agreement), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the amount of interest then to be paid. All payments and prepayments hereunder shall be made by wire transfer to the Lender's account (as specified in the Loan Agreement) without offset or counterclaim, in such money of the United States as at the time of payment shall be legal tender for the payment of public and private debts and in immediately available funds. Each payment shall be received by each Lender no later than 2:00 p.m., Eastern Time (standard or daylight, as in effect) and any payment received after such time shall be treated as received on the next Business Day.

    Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived by the Borrower. The Borrower agrees to pay all out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees) incurred by the holder hereof in connection with the enforcement of this Note.

    This Note and the rights and obligations of the Lender and the Borrower hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of Maine (but not including the choice of law rules thereof).

    Unless an Event of Default shall have occurred, this Note may not be transferred or assigned by the Lender without the prior written consent of the Borrower.



                             FIRST COASTAL CORPORATION



                             By:
                                ------------------------------------------
                             Name: Gregory T. Caswell
                             Title:  President and Chief Executive Officer









                                          2